Exhibit 10.6

TUPPERWARE BRANDS CORPORATION

2006 INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

1. Option Grant. Tupperware Brands Corporation, a Delaware corporation (“Tupperware”), pursuant to the Tupperware Brands Corporation 2006 Incentive Plan (the “Plan”), a copy of which is available online at www-us.computershare.com/employee or by requesting a copy from the Corporate Secretary’s Office, hereby grants to the Optionee as of the Date of Grant an option (the “Stock Option”) to purchase from Tupperware a number of shares of the common stock of Tupperware, $0.01 par value (“Common Stock”), at the Option Price, all as specifically indicated on the grant offered to you online through the Computershare website. The Stock Option is exercisable in accordance with the terms and conditions of this Agreement and the Plan. The Optionee shall execute this Agreement by accepting it online at www-us.computershare.com/employee. If Tupperware determines that any agreement from the Optionee is appropriate in order to comply with any listing, registration or other legal requirement, the Optionee shall execute and deliver such agreement to Tupperware. All determinations and interpretations made by Tupperware in connection with any question arising under this Agreement or the Plan are binding and conclusive upon the Optionee or his or her legal representative. If there is any conflict between the provisions of this Agreement and the Plan, the Plan shall control. Capitalized terms used and not defined in this Agreement have the meanings given to them in the Plan.

2. Term and Exercise Period. The Stock Option becomes exercisable as set forth in your online grant. Any portion of the Stock Option which becomes exercisable continues to be exercisable, until exercised, during the Option Term, except as stated below. No delays in the exercise of an Option are permissible. The Option Term means the period which begins on the date the Exercise Rights Begin and ends on the date the Option Term Expires, except as may otherwise be set forth in this Agreement and your online grant.

3. Exercise Procedure. To exercise the Stock Option, the Optionee shall deliver a notice to Tupperware, or its agent at Computershare, specifying the number of shares to be purchased, and include payment in full, or arrangements satisfactory to Tupperware for payment in full of the Option Price for such shares. Tupperware shall make available to the Optionee a form or electronic process that may be used for this purpose. The date of exercise shall be the date on which such notice and payment, or arrangements satisfactory to Tupperware for payment, are received by Tupperware or its agent . The Optionee may exercise the Stock Option on the web by logging onto www-us.computershare.com/employee or by calling 1-800-599-8413 in the United States, Puerto Rico or Canada or +1-732-491-4325 when outside of the United States.

4. Payment of the Option Price. As provided under Article 6, Section 6.4 of the Plan, payment of the Option Price for the number of shares to be purchased shall be made; (i) in cash (including a check, bank draft, money order or wire transfer); (ii) by delivery or certification to Tupperware of shares of Common Stock having a fair market value at least equal to the Option Price for such unrestricted Shares already owned by the Optionee of the same class as the Shares subject to the Stock Option (based on the Fair Market Value of the Shares on the date the Stock Option is exercised) and, unless such Shares were acquired in the open market, held for a period of not less than 6 months prior to the exercise of the Stock Option; (iii) in the case of an NQSO only, by written instruction to Tupperware to affect a “net exercise” arrangement pursuant to which Tupperware retains from the Stock Option exercise a whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, along with delivery of cash (as defined in clause (i) above) representing the remainder of the exercise price not covered by the retention of the whole number of shares; or (iv) by any combination of cash and such shares of Common Stock.

5. Delivery of Common Stock. Upon any exercise of the Stock Option, and subject to the payment of the Option Price under Section 4 of this Agreement and of all tax obligations under Section 6 of this Agreement, Tupperware shall deliver the shares purchased in book entry form. The shares shall be registered in the name of the Optionee. If the Optionee dies, the shares shall be registered in the name of the person entitled to exercise the Stock Option in accordance with the Plan.

6. Taxes. The Optionee shall review with the Optionee’s own tax advisors the federal, state, local and/or foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Optionee shall rely solely on such advisors and not on any statements or representations of Tupperware or any of its agents. Regardless of any action Tupperware or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Optionee’s responsibility and that Tupperware and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items. Prior to exercise of the Option, Optionee will pay or make adequate arrangements satisfactory to Tupperware and/or the Employer to satisfy all withholding and payment on account obligations of Tupperware and/or the Employer. In this regard, Optionee authorizes Tupperware and/or the Employer to withhold all applicable Tax-Related Items legally payable by Optionee from his or her wages or other cash compensation paid to Optionee by Tupperware and/or the Employer or from proceeds of the sale of shares of Common Stock. Alternatively, or in addition, if permissible under local law, Tupperware may (1) sell or arrange for the sale of shares of Common Stock that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that Tupperware only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. Finally, Optionee will pay to Tupperware or the Employer any amount of Tax-Related Items that Tupperware or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of shares of Common Stock that cannot be satisfied by the means previously described. Tupperware may refuse to honor the exercise and refuse to deliver the shares of Common Stock if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

7. Impact of Certain Events. Upon the Optionee’s death, Disability, retirement or termination, or upon a Change of Control, the Optionee shall have such modified rights of vesting and exercisability as set forth below:

(a) Death: If the Optionee’s employment terminates by reason of death, the Stock Option shall become immediately and fully exercisable and may thereafter be exercised by the estate of the Optionee for a period of three years from the date of such death; provided, however, that if the Optionee is at least sixty years of age at the time of death and has fifteen years service with the Company, the Stock Option may thereafter be exercised by the estate of the Optionee for a period of six years from the date of such death. In no event, however, may the Stock Option be exercisable beyond the end of the Option Term. Notwithstanding any provision herein to the contrary, if the Optionee dies after termination of the Optionee’s employment, the Stock Option may thereafter be exercised, to the extent the Stock Option was exercisable as of the date of such death, for a period that expires on the earliest of (i) the first anniversary of the date of such death, (ii) the last date on which the Optionee would have been entitled to exercise the Stock Option had the Optionee not died or (iii) the end of the Option Term; provided, however, that if the Optionee had retired from the Company prior to the date of death, the estate of the Optionee shall continue to have the benefit of the vesting and exercisability benefits specified by the provisions governing retirement as set forth below.

(b) Disability: If the Optionee’s employment terminates by reason of Disability, the Stock Option, if not fully vested and exercisable as of the date of such termination, shall continue to vest according to the Stock Option’s stated vesting schedule and may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination or thereafter becomes exercisable, or on such accelerated basis as the Committee may determine, for a period of three years from the date of such termination of employment or until the end of the Option Term, whichever period is the shorter; provided, however, that if the Optionee dies within such period, the Stock Option shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the Option Term, whichever period is the shortest.

(c) Retirement: If the Optionee’s employment terminates by reason of retirement, the following vesting and exercisability terms will apply. The Optionee shall be deemed to have terminated employment by reason of retirement if the Optionee has attained age and years of service requirements set forth below, has given due notice (as determined by the Committee), and has entered into an agreement, the form and content of which shall be specified by the Committee, not to compete with the Company and its Affiliates for a period of one year following such retirement. In no event, however, may the Stock Option be exercisable after the end of the Option Term.

Age at Retirement	Minimum Years of Service with Company	Years of Continued Vesting Following Retirement	Years of Continued Exercisability Following Retirement
55 or more	10	1	2
60 or more	15	6	6

Notwithstanding the foregoing, if the Optionee dies within such period of continued exercisability, the Stock Option shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the end of the Option Term, whichever period is the shortest.

(d) Termination for Cause: Unless otherwise determined by the Committee, if the Optionee incurs a termination of employment for Cause, the Stock Option shall thereupon terminate.

(e) Other Termination: If the Optionee incurs a voluntary termination of employment, the Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of thirty days from the date of such termination of employment or until the end of the Option Term. If the Optionee incurs a termination of employment by the Company, other than by reason of retirement, Disability or Cause, the Stock Option, to the extent it is then exercisable, or becomes exercisable during the one-year period following termination of employment by the Company, or on such accelerated basis as the Committee may determine, may be exercised at any time from the date of vesting until the first anniversary of the date of such termination of employment or, if sooner, the end of the Option Term; provided, however, that if the Optionee dies within such period of post-termination exercisability, the Stock Option shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the Option Term, whichever period is the shortest. Notwithstanding the foregoing, if an Optionee incurs a termination of employment after a Change of Control, the Stock Option shall remain exercisable, to the extent it was exercisable immediately before such termination, through the end of the Option Term.

8. Data Transfer and Privacy. To administer this Plan, the Optionee must provide Tupperware with personal data to identify him or her, including name and address. The personal data will be transferred to Tupperware’s U.S. headquarters in Orlando, Florida, and processed there. During each of these steps, Tupperware treats personal data with care to ensure its privacy and ensure that any outside vendors do the same. For European Union residents, the data is treated in accordance with Tupperware’s European Union Data Transfer Policy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, and Tupperware and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that Tupperware and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Tupperware, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan (such as Computershare in Edison, New Jersey), that these recipients may be located in Optionee’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any shares of stock acquired upon exercise of the Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Optionee understands, however, that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

9. Recovery of Award. In the event of any restatement of Tupperware’s financials statements (“Restatement”) resulting from the error, omission, fraud or other misconduct of an Optionee, any previous delivery of common stock of Tupperware, or a grant of a Stock Option which was made to the Optionee, shall be subject to recovery and/or cancellation by Tupperware as the Compensation and Management Development Committee (the “Committee”) of the Board of Directors, in its sole discretion, shall in good faith determine. Tupperware may recover all or a portion of any award made to the Optionee with respect to a fiscal year of Tupperware when the financial results of a Restatement negatively affect the financial statements of Tupperware. The Committee may determine: (i) the amount to be recovered and/or cancelled; (ii) to recover different amounts from different Optionees or different classes of Optionees on such basis as it deems appropriate; (iii) whether to seek repayment from a Optionee or to reduce an amount otherwise payable to a Optionee under any compensation, plan, program or arrangement maintained by Tupperware, including the use of set off, subject to applicable law; (iv) the valuation of any shares of common stock determined to be withheld from a Optionee in connection with such an action; and (v) whether to cancel outstanding Stock Options in connection with such an action and the valuation thereof for such purpose.

10. Nature of Grant. In accepting the grant, Optionee acknowledges that:

(1) the Plan is established voluntarily by Tupperware, it is discretionary in nature and it may be modified, amended, suspended or terminated by Tupperware at any time, unless otherwise provided in the Plan and this Agreement;

(2) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(3) all decisions with respect to future option grants, if any, will be at the sole discretion of Tupperware;

(4) the Optionee’s participation in the Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time with or without cause;

(5) the Optionee is voluntarily participating in the Plan;

(6) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Tupperware or the Employer, and which is outside the scope of Optionee’s employment contract, if any;

(7) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Tupperware or the Employer;

(8) in the event that Optionee is not an employee of Tupperware, the Option grant will not be interpreted to form an employment contract or relationship with Tupperware; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of Tupperware;

(9) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(10) if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(11) if Optionee exercises his or her Option and obtain shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the exercise price; and

(12) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or shares of Common Stock purchased through exercise of the Option resulting from termination of Optionee’s employment by Tupperware or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases Tupperware and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Optionee will be deemed irrevocably to have waived his or her entitlement to pursue such claim.

11. Governing Law. The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Florida, as provided in the Plan.

12. Electronic Delivery. Tupperware may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by Tupperware or another third party designated by Tupperware.

13. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14. Notices. All notices hereunder to Tupperware shall be delivered or mailed to the Corporate Secretary of Tupperware at its headquarters office. All notices hereunder to the Optionee shall be delivered in writing either electronically or mailed to the Optionee’s address as indicated on your online Computershare account, unless the Optionee notifies Tupperware in writing of a change of address at hrorl@tupperware.com.

The parties confirm this Agreement effective as of the Date of Grant and have executed it on the date it was accepted online.

Tupperware Brands Corporation

Thomas M. Roehlk

Executive Vice President,

Chief Legal Officer and Secretary

TUPPERWARE BRANDS CORPORATION

2006 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Restricted Stock Unit Award. Tupperware Brands Corporation, a Delaware corporation (“Tupperware”), pursuant to the Tupperware Brands Corporation 2006 Incentive Plan (the “Plan”), a copy of which is available online at www-us.computershare.com/employee or by requesting a copy from the Corporate Secretary’s Office, hereby grants to the Grantee as of the Date of Grant a Restricted Stock Unit Award (the “Restricted Stock Units” or “Award”) to receive from Tupperware a number of shares of the common stock of Tupperware, $0.01 par value (“Common Stock” or “Shares”), all as specifically indicated on the grant offered to you online through the Computershare website. The Award vests in accordance with the terms and conditions of this Agreement and the Plan. The Grantee shall execute this Agreement by accepting it online at www-us.computershare.com/employee. If Tupperware determines that any agreement from the Grantee is appropriate in order to comply with any listing, registration or other legal requirement, the Grantee shall execute and deliver such agreement to Tupperware. All determinations and interpretations made by Tupperware in connection with any question arising under this Agreement or the Plan are binding and conclusive upon the Grantee or his or her legal representative. If there is any conflict between the provisions of this Agreement and the Plan, the Plan shall control. Capitalized terms used and not defined in this Agreement have the meanings given to them in the Plan.

2. Restriction Period. The restrictions, as defined in the Plan, applicable to the Award shall lapse as specifically indicated on the grant offered to you online through the Computershare website, unless an earlier lapse occurs in accordance with the terms of this Agreement.

3. Stockholder Rights. During the Restricted Period, the Grantee shall not have the rights of a stockholder of Tupperware to vote the shares of Common Stock related to the Restricted Stock Units, except that the Grantee shall be entitled to receive dividend equivalent rights related to the Restricted Stock Units equal in amount to the dividends declared on a share of Common Stock. Dividend equivalent amounts shall accrue and be paid or distributed at such time as the restrictions on Restricted Stock Units lapse in accordance with this Agreement and in proportion to the amount of Restricted Stock Units as to which restrictions lapse.

4. Delivery of Shares or Cash. Subject to the payment of tax obligations under this Agreement, Tupperware will deliver or cause to be delivered either (a) Shares evidenced by certificates, or, if Tupperware so determines, in book entry form, at the end of the Restricted Period, and will deliver them to the Grantee or Grantee’s transferee free of the restrictions imposed by the Plan or this Agreement, or (b) cash based upon the number of Restricted Stock Units times the closing price on the New York Stock Exchange (“NYSE”) of a share of Common Stock on the date of vesting, or if such date shall not be a business day for the NYSE, then upon the closing price on the immediately-preceding business day of the NYSE.

5. Taxes. The Grantee acknowledges by the acceptance of this Award that he or she should review with the Grantee’s own tax advisors the federal, state, local and/or foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Regardless of any action Tupperware or Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Grantee’s responsibility and that Tupperware and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award grant, including the grant or vesting of the Award, the subsequent sale of shares of Common Stock acquired pursuant to the lapsing of restrictions of such Award and the receipt of any dividend equivalent amounts; and (2) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Grantee’s liability for Tax-Related Items. Prior to release of restrictions upon the Award, Grantee will pay or make adequate arrangements satisfactory to Tupperware and/or the Employer to satisfy all withholding and payment on account obligations of Tupperware and/or the Employer. In this regard, Grantee authorizes Tupperware and/or the Employer to withhold all applicable Tax-Related Items legally payable by Grantee from his or her wages or other cash compensation paid to Grantee by Tupperware and/or the Employer or from proceeds of the sale of shares of Common Stock. Alternatively, or in addition, if permissible under local law, Tupperware may (1) sell or arrange for the sale of shares of Common Stock that Grantee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that Tupperware only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. Finally, Grantee will pay to Tupperware or the Employer any amount of Tax-Related Items that Tupperware or the Employer may be required to withhold as a result of Grantee’s participation in the Plan or Grantee’s purchase of shares of Common Stock that cannot be satisfied by the means previously described. Tupperware may refuse to honor the exercise and refuse to deliver the shares of Common Stock or cash if Grantee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

6. Data Transfer and Privacy. To administer this Plan, the Grantee must provide Tupperware with personal data to identify him or her, including name and address. The personal data will be transferred to Tupperware’s U.S. headquarters in Orlando, Florida, and processed there. Tupperware may transfer the personal data to an outside vendor (such as a bank) for further processing. By acceptance of this Award, the Grantee explicitly consents to this collection, transfer and processing, as necessary for operation of this Plan. During each of these steps, Tupperware treats personal data with care to ensure its privacy and ensure that any outside vendors do the same. For European Union residents, the data is treated in accordance with Tupperware’s European Union Data Transfer Policy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, and Tupperware and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan. Grantee understands that Tupperware and the Employer may hold certain personal information about Grantee, including but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Tupperware, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan (such as Computershare in Edison, New Jersey), that these Grantees may be located in Grantee’s country or elsewhere, and that the country to which Data is sent (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that he or she may request a list with the names and addresses of any potential Grantees of the Data by contacting Grantee’s local human resources representative. Grantee authorizes those receiving the Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Grantee may elect to deposit any shares of stock acquired upon exercise of the Award. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Grantee’s local human resources representative. Grantee understands, however, that refusing or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

7. Recovery of Award. In the event of any restatement of Tupperware’s financial statements (“Restatement”) resulting from the error, omission, fraud or other misconduct of the Grantee, any previous delivery of Common Stock, including dividend equivalent amounts declared thereon and paid, or a grant of an Award which was made to the Grantee, shall be subject to recovery and/or cancellation by Tupperware as the Compensation and Management Development Committee (the “Committee”) of the Board of Directors, in its sole discretion, shall in good faith determine. Tupperware may recover all or a portion of any award made to the Grantee with respect to a fiscal year of Tupperware when the financial results of a Restatement negatively affect the financial statements of Tupperware. The Committee may determine: (i) the amount to be recovered

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and/or cancelled; (ii) to recover different amounts from different Grantees or different classes of Grantees on such basis as it deems appropriate; (iii) whether to seek repayment from a Grantee or to reduce an amount otherwise payable to a Grantee under any compensation, plan, program or arrangement maintained by Tupperware, including the use of set off, subject to applicable law; (iv) the valuation of any shares of common stock determined to be withheld from a Grantee in connection with such an action; and (v) whether to cancel outstanding awards in connection with such an action and the valuation thereof for such purpose.

8. Impact of Certain Events. Upon the Grantee’s death or upon a Change of Control as defined in the Plan, the Award shall become immediately and fully vested. If the Grantee’s employment terminates for any other reason, including disability, retirement, termination for cause by Tupperware or voluntary termination by the Grantee, any unvested Award shall automatically terminate and be forfeited.

9. Nature of Grant. In accepting the Award, Grantee acknowledges that:

(1) the Plan is established voluntarily by Tupperware, it is discretionary in nature and it may be modified, amended, suspended or terminated by Tupperware at any time, unless otherwise provided in the Plan and this Agreement;

(2) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;

(3) all decisions with respect to future Award grants, if any, will be at the sole discretion of Tupperware;

(4) the Grantee’s participation in the Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Grantee’s employment relationship at any time with or without cause;

(5) the Grantee is voluntarily participating in the Plan;

(6) the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Tupperware or the Employer, and which is outside the scope of Grantee’s employment contract, if any;

(7) the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Tupperware or the Employer;

(8) in the event that Grantee is not an employee of Tupperware, the Award grant will not be interpreted to form an employment contract or relationship with Tupperware; and furthermore, the Award grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of Tupperware;

(9) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; and

(10) in consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or shares of Common Stock purchased through exercise of the Award resulting from termination of Grantee’s employment by Tupperware or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Grantee irrevocably releases Tupperware and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Grantee will be deemed irrevocably to have waived his or her entitlement to pursue such claim.

10. Governing Law. The Award grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Florida, as provided in the Plan. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Florida, agree that such litigation shall be conducted in the courts of Osceola County, Florida, or the federal courts for the United States for the Middle District of Florida, where this Award is made and/or to be performed.

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11. Electronic Delivery. Tupperware may, in its sole discretion, decide to deliver any documents related to the Award granted under and participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by Tupperware or another third party designated by Tupperware.

12. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13. Notices. All notices hereunder to Tupperware shall be delivered or mailed to the Corporate Secretary of Tupperware at its headquarters office. All notices hereunder to the Grantee shall be delivered personally or mailed to the Grantee’s address as indicated on your online Computershare account, unless the Grantee notifies Tupperware in writing of a change of address.

The parties confirm this Agreement effective as of the Date of Grant and have executed it on the date it was accepted online.

Tupperware Brands Corporation

Thomas M. Roehlk

Executive Vice President,

Chief Legal Officer & Secretary

4

TUPPERWARE BRANDS CORPORATION

2006 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(NON-U.S. GRANTEES)

1. Restricted Stock Unit Award. Tupperware Brands Corporation, a Delaware corporation (“Tupperware”), pursuant to the Tupperware Brands Corporation 2006 Incentive Plan (the “Plan”), a copy of which is available online at www-us.computershare.com/employee or by requesting a copy from the Corporate Secretary’s Office, hereby grants to the Grantee as of the Date of Grant a Restricted Stock Unit Award (the “Restricted Stock Units” or “Award”) to receive from Tupperware a certain number of shares of the common stock of Tupperware, $0.01 par value (“Common Stock” or “Shares”) (or cash with the equivalent value) provided certain vesting conditions are met, all as specifically indicated on the grant offered to you online through the Computershare website. The Award vests in accordance with the terms and conditions of the Plan and this Agreement, including applicable special terms and conditions for Grantee’s country set forth in any appendix hereto as provided in Section 16 below (the “Appendix”; this Agreement and the Appendix collectively referred to hereinafter as this “Agreement”). The Grantee shall execute this Agreement by accepting it online at www-us.computershare.com/employee. If Tupperware determines that any agreement from the Grantee is appropriate in order to comply with any listing, registration or other legal requirement, the Grantee shall execute and deliver such agreement to Tupperware. All determinations and interpretations made by Tupperware in connection with any question arising under this Agreement or the Plan are binding and conclusive upon the Grantee and/or his or her legal representative. If there is any conflict between the provisions of this Agreement and the Plan, the Plan shall control. Capitalized terms used and not defined in this Agreement have the meanings given to them in the Plan.

2. Vesting Period. The Award shall vest as specifically indicated on the grant offered to you online through the Computershare website, unless an earlier vesting event occurs in accordance with the terms of this Agreement.

3. Stockholder Rights. Prior to vesting of the Award, the Grantee shall not have the rights of a stockholder of Tupperware to vote the Shares related to the Restricted Stock Units, except that the Grantee shall be entitled to receive dividend equivalent rights related to the Restricted Stock Units equal in amount to the dividends declared on a share of Common Stock. Dividend equivalent amounts shall accrue and be paid or distributed at such time as the restrictions on Restricted Stock Units lapse in accordance with this Agreement and in proportion to the amount of Restricted Stock Units as to which restrictions lapse.

4. Delivery of Shares or Cash. Subject to the payment of tax obligations under this Agreement, Tupperware will deliver or cause to be delivered either (a) Shares evidenced by certificates, or, if Tupperware so determines, in book entry form, upon vesting, and will deliver them to the Grantee or Grantee’s transferee (if permitted under the terms of the Plan and this Agreement) free of restrictions, or (b) cash based upon the number of Restricted Stock Units times the closing price on the New York Stock Exchange (“NYSE”) of a share of Common Stock on the date of vesting, or if such date shall not be a business day for the NYSE, then upon the closing price on the immediately-preceding business day of the NYSE.

5. Taxes. The Grantee acknowledges by the acceptance of this Award that he or she should review with the Grantee’s own tax advisors the federal, state, local and/or foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Regardless of any action Tupperware or Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Grantee’s responsibility and that Tupperware and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award grant, including the grant or vesting of the Award, the subsequent sale of Shares acquired pursuant to the lapsing of restrictions of such Award and the receipt of any dividend equivalent amounts; and (2) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Grantee’s liability for Tax-Related Items. Furthermore, if the Grantee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, Grantee acknowledges that Tupperware and/or the Employer (or former employer, as applicable) may be required to withhold or account in more than one jurisdiction. Prior to release of restrictions upon the Award and/or any other relevant taxable or tax withholding event, as applicable, Grantee will pay or make adequate arrangements satisfactory to Tupperware and/or the Employer to satisfy all Tax-Related Items. In this regard, Grantee authorizes Tupperware and/or the Employer, or their respective agents, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from Grantee’s wages or other cash compensation paid to Grantee by Tupperware and/or the Employer; or (b) withholding from the proceeds of the sale of Shares acquired upon vesting and settlement of the Award, either through a voluntary sale or through a mandatory sale arranged by Tupperware (on Grantee’s behalf pursuant to this authorization); or (c) withholding in Shares to be issued upon vesting and settlement of the Award. To avoid negative accounting treatment, Tupperware may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Grantee is deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Grantee’s participation in the Plan. Finally, Grantee shall pay to Tupperware or the Employer any amount of Tax-Related Items that Tupperware or the Employer may be required to withhold or account for as a result of Grantee’s participation in the Plan that cannot be satisfied by the means previously described. Tupperware may refuse to issue or deliver the shares or the proceeds from the sale of Shares if Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

6. Data Transfer and Privacy. To administer this Plan, the Grantee must provide Tupperware with personal data to identify him or her, including name and address. The personal data will be transferred to Tupperware’s U.S. headquarters in Orlando, Florida, and processed there. Tupperware may transfer the personal data to an outside vendor (such as a bank) for further processing. By acceptance of this Award, the Grantee explicitly consents to this collection, transfer and processing, as necessary for operation of this Plan. During each of these steps, Tupperware treats personal data with care to ensure its privacy and ensure that any outside vendors do the same. For European Union residents, the data is treated in accordance with Tupperware’s European Union Data Transfer Policy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Award materials by and among, as applicable, the Employer, and Tupperware and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan. Grantee understands that Tupperware and the Employer may hold certain personal information about Grantee, including but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Tupperware, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Grantee understands that Data will be transferred to any third parties assisting in the implementation, administration and management of the Plan (such as Computershare in Edison, New Jersey, U.S.A.), that these Grantees may be located in Grantee’s country or elsewhere, and that the country to which Data is sent (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Grantee’s local human resources representative. Grantee authorizes those receiving the Data, including any broker or other possible recipients which may assist Tupperware (presently or in the future) with implementing, administering and managing the Plan, to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Grantee may elect to deposit any shares of stock acquired upon exercise of the Award. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands that he or she may, at any time, view Data, request additional information about the

(November 2008)	2

storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Grantee’s local human resources representative. Grantee understands, however, that refusing or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

7. Recovery of Award. In the event of any restatement of Tupperware’s financial statements (“Restatement”) resulting from the error, omission, fraud or other misconduct of the Grantee, any previous delivery of Common Stock, including dividend equivalent amounts declared thereon and paid, or a grant of an Award which was made to the Grantee, shall be subject to recovery and/or cancellation by Tupperware as the Compensation and Management Development Committee (the “Committee”) of the Board of Directors, in its sole discretion, shall in good faith determine. Tupperware may recover all or a portion of any award made to the Grantee with respect to a fiscal year of Tupperware when the financial results of a Restatement negatively affect the financial statements of Tupperware. The Committee may determine: (i) the amount to be recovered and/or cancelled; (ii) to recover different amounts from different Grantees or different classes of Grantees on such basis as it deems appropriate; (iii) whether to seek repayment from a Grantee or to reduce an amount otherwise payable to a Grantee under any compensation, plan, program or arrangement maintained by Tupperware, including the use of set off, subject to applicable law; (iv) the valuation of any shares of common stock determined to be withheld from a Grantee in connection with such an action; and (v) whether to cancel outstanding awards in connection with such an action and the valuation thereof for such purpose.

8. Impact of Certain Events. Upon the Grantee’s death or upon a Change of Control as defined in the Plan, the Award shall become immediately and fully vested. Subject to Section 9(l) of this Agreement, if the Grantee’s employment terminates for any other reason, including disability, retirement, termination for cause (or similar concept under local law) by Tupperware or voluntary termination by the Grantee, any unvested Award shall automatically terminate and be forfeited.

9. Nature of Grant. In accepting the Award, Grantee acknowledges that:

(a) the Plan is established voluntarily by Tupperware, it is discretionary in nature and it may be modified, amended, suspended or terminated by Tupperware at any time;

(b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;

(c) all decisions with respect to future Award grants, if any, will be at the sole discretion of Tupperware;

(d) the Grantee’s participation in the Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Grantee’s employment relationship;

(e) the Grantee is voluntarily participating in the Plan;

(f) the Award and the underlying Shares are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Tupperware or the Employer, and which is outside the scope of Grantee’s employment contract, if any;

(g) the Award and the underlying Shares are not intended to replace any pension rights or compensation;

(h) the Award and the underlying Shares are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Tupperware, the Employer or any subsidiary or affiliate of Tupperware;

(i) the Award grant and the Grantee’s participation in the Plan will not be interpreted to form an employment contract or relationship with Tupperware or any subsidiary or affiliate of Tupperware;

(j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

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(k) in consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of Grantee’s employment by Tupperware or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Grantee irrevocably releases Tupperware and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Grantee will be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(l) subject to Section 8 of this agreement, in the event of termination of Grantee’s employment (whether or not in breach of local labor laws), Grantee’s right to vest in the Award under the Plan, if any, will terminate effective as of the date that Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Board and/or Committee shall have the exclusive discretion to determine when Grantee is no longer actively employed for purposes of the Award grant; and

(m) the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

10. No Advice Regarding Grant. Tupperware is not providing any tax, legal or financial advice, nor is Tupperware making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the underlying Shares. Grantee is hereby advised to consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Governing Law. The Award grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Florida, as provided in the Plan. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Florida, agree that such litigation shall be conducted in the courts of Osceola County, Florida, or the federal courts for the United States for the Federal District including Osceola County, Florida, where this grant is made and/or to be performed.

12. Electronic Delivery. Tupperware may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Tupperware or another third party designated by Tupperware.

13. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14. Notices. All notices hereunder to Tupperware shall be delivered or mailed to the Corporate Secretary of Tupperware at its headquarters office. All notices hereunder to the Grantee shall be delivered personally or mailed to the Grantee’s address as indicated on your online Computershare account, unless the Grantee notifies Tupperware in writing of a change of address.

15. Language. If Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of translated version is different from the English version, the English version shall control.

16. Appendix. Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Grantee’s country. Moreover, if Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to Grantee, to the extent that Tupperware determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

17. Imposition of Other Requirements. Tupperware reserves the right to impose other requirements on Grantee’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent

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that Tupperware determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Grantee to sign any additional agreement or undertaking that may be necessary to accomplish the foregoing.

The parties confirm this Agreement effective as of the Date of Grant and have executed it on the date it was accepted online.

Tupperware Brands Corporation

Thomas M. Roehlk

Executive Vice President,

Chief Legal Officer & Secretary

[Appendix of special terms and conditions follows]

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APPENDIX OF SPECIAL TERMS AND CONDITIONS FOR

TUPPERWARE BRANDS CORPORATION

2006 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(NON-U.S. GRANTEES)

TERMS AND CONDITIONS

This Appendix includes special terms and conditions that govern the Award of Restricted Stock Units under the Plan if Grantee is subject to the laws of any of the countries listed below. Certain capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the applicable Restricted Stock Unit Agreement (the “Agreement”).

NOTIFICATIONS

This Appendix also contains notifications relating to exchange control and certain other issues of which Grantee should be aware with respect to Grantee’s participation in the Plan. The information is based on the exchange control, securities or other laws or regulations in effect in the countries listed in this Appendix as of October 2008. Such laws are often complex and change frequently. Because the information may be outdated when Grantee vests in the Award and acquires Shares, or when Grantee subsequently sells Shares acquired under the Plan, Tupperware strongly recommends that Grantee not rely on the notifications provided in this Appendix as the only source of information relating to the participation in the Plan.

In addition, the notifications are general in nature and may not apply to Grantee’s particular situation, and Tupperware is not in a position to assure Grantee of any particular result. Accordingly, Grantee is advised to seek appropriate professional advice as to how relevant laws in Grantee’s country may apply to Grantee’s particular situation. Finally, if Grantee is a citizen or resident of a country other than the one in which he or she is currently working, the information contained in this Appendix may not be applicable to Grantee.

ARGENTINA

TERMS AND CONDITIONS

Taxes. The following provision supplements Section 5 of the Agreement:

Grantee understands and agrees that Tupperware and/or the Employer may withhold the entire amount of Tax-Related Items due upon vesting of any portion of the Award, provided the amount withheld does not exceed any local withholding limitations on the total cash proceeds due to Grantee at that time. The withholding of the Tax-Related Items will not be allocated over the months remaining in the tax year following vesting, but will occur in a single withholding event at each of vesting dates of any portion of the Award.

NOTIFICATIONS

Securities Law Notification. Neither the Restricted Stock Units nor the issuance of the Shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. If Grantee transfers proceeds in excess of US$2,000,000 from the sale of Shares into Argentina in a single month, Grantee will be subject to certain exchange control laws. Please note that exchange control regulations in Argentina are subject to frequent change. Grantee should consult his or her personal legal advisor regarding any exchange control obligations that he or she may have.

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AUSTRALIA

There are no country-specific provisions.

AUSTRIA

NOTIFICATIONS

Exchange Control Information. If Grantee holds Shares obtained through the Plan outside of Austria, Grantee must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not exceed €30,000,000 or, as of December 31, does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas, if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.

When Shares are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all Grantee’s accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.

Consumer Protection Information. If the provisions of the Austrian Consumer Protection Act are applicable to the Agreement and the Plan, Grantee may be entitled to revoke his or her acceptance of the Agreement under the following conditions: (i) if Grantee accepts the Award outside the business premises of Tupperware, Grantee may be entitled to revoke his or her acceptance of the Agreement within one week after such acceptance; and (ii) the revocation of acceptance must be in written form to be valid. It is sufficient if Grantee returns the Agreement to Tupperware or Tupperware’s representative with language that can be understood as Grantee’s refusal to conclude or honor the Agreement, provided the revocation is sent within one week of acceptance.

BELGIUM

NOTIFICATIONS

Tax Reporting Notification. Grantee is also required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

BRAZIL

NOTIFICATIONS

Exchange Control Information. If Grantee is a resident or domiciliary of Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000.

CHINA

TERMS AND CONDITIONS

Exchange Control Restrictions. Due to exchange control regulations, Awards will be settled in cash and Grantee will not be issued Shares. Grantee understands and agrees that, pursuant to local exchange control requirements, Grantee will be required to repatriate the cash received at vesting to China. Grantee understands that, under local law, such repatriation of his or her cash payment may need to be effectuated through a special exchange control account established by Tupperware or the Employer or a subsidiary or affiliate of Tupperware.

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CROATIA

NOTIFICATIONS

Exchange Control Information. Croatian residents must report any foreign investments (including the Award) to the Croatian National Bank for statistical purposes and obtain prior approval of the Croatian National Bank for bank accounts opened abroad. However, because exchange control regulations change frequently and without notice, Grantee should consult his or her legal advisor to ensure compliance with current regulations. Grantee is solely responsible for ensuring compliance with exchange control laws in Croatia.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. The Czech National Bank may require Grantee to fulfill certain notification duties in relation to the Award and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Grantee is advised to consult his or her personal legal advisor prior to the vesting of any of the Restricted Stock Units to ensure compliance with current regulations. Grantee is solely responsible for ensuring compliance with exchange control laws in the Czech Republic.

DENMARK

NOTIFICATIONS

Exchange Control Information. If Grantee establishes an account holding Shares or an account holding cash outside Denmark, Grantee must report the existence of the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local Danish bank. (Please note that this obligation is separate from and in addition to those obligations described below.)

Securities/Tax Reporting Information. If Grantee holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, Grantee is required to report the existence of such account to the Danish Tax Administration. For this purpose, Grantee must file a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed both by Grantee and by the applicable broker or bank where the account is held. By signing the Form V, the broker or bank undertakes to forward information, on an annual basis, to the Danish Tax Administration concerning the Shares without further request.

By signing the Form V, Grantee authorizes the Danish Tax Administration to examine the account. A sample of Form V may be found at the following website: www.skat.dk.

In addition, if Grantee opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, Grantee must inform the Danish Tax Administration of the existence of such account. To do so, Grantee must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by Grantee and the applicable broker or bank where the account is held. By signing the Form K, Grantee authorizes the Danish Tax Administration to examine the account. A sample of Form K may be found at the above-referenced website.

Impact of Certain Events. Notwithstanding the provisions of Section 8 of the Agreement, upon the Grantee’s death, any unvested Award shall automatically terminate and be forfeited. All other provisions contained in Section 8 remain unchanged.

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FRANCE

TERMS AND CONDITIONS

Language. The following provision supplements Section 15 of the Agreement:

Language Consent. By electronically accepting the Agreement, Grantee confirms that he or she has read and understood the documents relating to the Award (i.e., the Plan and the Agreement, including this Appendix), which were provided in the English language. Grantee accepts the terms of these documents accordingly.

Consentement relatif à la langue utilisée. En signant et en renvoyant les Termes de l’Attribution, le Bénéficiaire confirme qu’il ou qu’elle a lu et compris les documents afférents aux Attributions Gratuites d’Actions (i.e., le Plan et les Termes de l’Attribution, ainsi que la présente Annexe) qui sont produits en langue anglaise. Le Bénéficiaire accepte les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Exchange Control Information. If Grantee retains Shares acquired under the Plan outside of France or maintains a foreign bank account, Grantee is required to report the same to the French tax authorities when filing his or her annual tax return.

GERMANY

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. If Grantee uses a German commercial bank to effectuate such cross-border payment, such bank will make the report on Grantee’s behalf.

In addition, Grantee must report any receivables, payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. In the unlikely event that Grantee holds shares exceeding 10% of the total capital of the Company, Grantee must report his or her holdings in Tupperware on an annual basis.

GREECE

There are no country-specific provisions.

HUNGARY

There are no country-specific provisions.

INDIA

NOTIFICATIONS

Exchange Control Information. Grantee understands and agrees to comply with exchange control laws and regulations in India and to repatriate all proceeds resulting from the sale of Shares and any dividends received in relation to the Shares to India and to convert such funds into local currency. Grantee must obtain a foreign inward remittance certificate (“FIRC”) from the bank into which Grantee deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

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INDONESIA

NOTIFICATIONS

Exchange Control Information. If Grantee remits proceeds from the sale of Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is effectuated is required to make the report, Grantee must complete a “Transfer Report Form.” The Transfer Report Form will be provided to Grantee by the bank through which the transaction is effectuated.

ITALY

TERMS AND CONDITIONS

Data Privacy Consent. The following provision replaces Section 6 of the Agreement:

Grantee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of Grantee’s personal data as described herein by and among, as applicable, the Employer, Tupperware and any subsidiary or affiliate of Tupperware for the exclusive purpose of implementing, administering, and managing Grantee’s participation in the Plan.

Grantee understands that Grantee’s Employer, Tupperware and any subsidiary or affiliate of Tupperware may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, residency status, any shares or directorships held in Tupperware or any other subsidiary or affiliate, details of all awards of Restricted Stock Units, or any other entitlement to Shares granted, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

Grantee also understands that providing Tupperware with Data is necessary for the performance of the Plan and that Grantee’s refusal to provide such Data would make it impossible for Tupperware to perform its contractual obligations and may affect Grantee’s ability to participate in the Plan. The Controller of personal data processing is Tupperware Brands Corporation, with registered offices at 14901 S. Orange Blossom Trail, Orlando, Florida, 32837, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Tupperware Italia S.p.A., Piazza Velasca, 8/10, 20122 Milano, Italy.

Grantee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. Grantee understands that Data may also be transferred to the independent registered public accounting firm engaged by Tupperware. Grantee further understands that Tupperware and/or a subsidiary or affiliate of Tupperware will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Grantee’s participation in the Plan, and that Tupperware and/or any subsidiary or affiliate of Tupperware may each further transfer Data to third parties assisting Tupperware in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Grantee may elect to deposit any Shares acquired at vesting and settlement of the Restricted Stock Units. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Grantee’s participation in the Plan. Grantee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should Tupperware exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Grantee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

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The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Grantee’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Grantee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Grantee has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, Grantee is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Grantee’s local human resources representative.

Acknowledgment of Nature of Plan and the Award. By accepting the Award, Grantee acknowledges that (1) Grantee has received a copy of the Plan, the Agreement and this Appendix; (2) Grantee has reviewed those documents in their entirety and fully understands the contents thereof; and (3) Grantee accepts all provisions of the Plan, the Agreement and this Appendix. Grantee further acknowledges that he or she has read and specifically and explicitly approves, without limitation, the following provisions of the Agreement: (a) Section 5, “Taxes”; (b) the above provisions of this Appendix replacing Section 6, “Data Transfer and Privacy”; (c) Section 8, “Impact of Certain Events”; (d) Section 9, “Nature of Grant”; (e) Section 12, “Electronic Delivery”; and (f) Section 13, “Severability”.

JAPAN

There are no country-specific provisions.

MALAYSIA

NOTIFICATIONS

Malaysian Insider Trading Notification. Grantee should be aware of the Malaysian insider-trading rules, which may impact Grantee’s acquisition or disposal of Shares or rights to Shares under the Plan. Under the Malaysian insider-trading rules, Grantee is prohibited from acquiring or selling Shares or rights to shares (e.g., an Award under the Plan) when Grantee possesses information which is not generally available and which Grantee knows or should know will have a material effect on the price of Common Stock once such information is generally available.

Director Notification Obligation. If Grantee is a director of Tupperware’s Malaysian subsidiary or affiliate, Grantee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when Grantee receives or disposes of an interest (e.g., an Award under the Plan or Common Stock) in Tupperware or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in Tupperware or any related company.

MEXICO

TERMS AND CONDITIONS

Nature of Grant. The following provisions supplement Section 9 of the Agreement:

Acknowledgement of the Grant. In accepting the Award, Grantee acknowledges that Grantee has received a copy of the Plan and the Agreement, including this Appendix, has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the

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Agreement, including this Appendix. Grantee further acknowledges that Grantee has read and specifically and expressly approves the terms and conditions of Section 9 of the Agreement, in which the following is clearly described and established:

(1)	The Participant’s participation in the Plan does not constitute an acquired right.

(2)	The Plan and the Participant’s participation in the Plan are offered by Tupperware on a wholly discretionary basis.

(3)	The Participant’s participation in the Plan is voluntary.

(4)	Neither Tupperware nor any subsidiary or affiliate of Tupperware is responsible for any decrease in the value of the Restricted Stock Units granted and/or Shares issued under the Plan.

Labor Law Acknowledgment and Policy Statement. In accepting the Award, Grantee expressly recognizes that Tupperware, with registered offices at 14901 S. Orange Blossom Trail, Orlando, Florida, 32837, U.S.A., is solely responsible for the administration of the Plan and that Grantee’s participation in the Plan and purchase of Shares does not constitute an employment relationship between Grantee and Tupperware since Grantee is participating in the Plan on a wholly commercial basis and Grantee’s sole employer is either Dart, S.A. de C.V. (“Tupperware-Mexico”) or House of Fuller Holdings S. de R.L. de C.V. (“Fuller-Mexico”). Based on the foregoing, Grantee expressly recognizes that the Plan and the benefits that Grantee may derive from participation in the Plan do not establish any rights between Grantee and the Employer, Tupperware-Mexico or Fuller Mexico, and do not form part of the conditions of Grantee’s employment and/or benefits provided by Tupperware-Mexico or Fuller-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Grantee’s employment.

Grantee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Tupperware; therefore, Tupperware reserves the absolute right to amend and/or discontinue Grantee’s participation in the Plan at any time, without any liability to Grantee.

Finally, Grantee hereby declares that Grantee does not reserve to himself or herself any action or right to bring any claim against Tupperware for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Grantee therefore grants a full and broad release to Tupperware, its shareholders, officers, agents, legal representatives, and affiliates with respect to any claim that may arise.

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Spanish Translation

TÉRMINOS Y CONDICIONES

Reconocimiento del Otorgamiento. Derivado de la aceptación del Otorgamiento de las Unidades de Acciones Restringidas, el Beneficiario está de acuerdo en haber recibido una copia del Plan y el Convenio, incluyendo el presente Anexo y ha revisado el Plan y el Convenio, incluyendo este Anexo en su totalidad y comprende y acepta todas las disposiciones previstas por el Plan y el Convenio, incluyendo el presente Anexo. Asimismo, el Beneficiario reconoce que ha leído y manifiesta su específica y expresa conformidad con los términos y condiciones establecidos en el Sección 9 del Convenio, en el cual claramente se describe y establece lo siguiente:

(1)	La participación del Beneficiario en el Plan no constituye un derecho adquirido.

(2)	El Plan y la participación del Beneficiario en el Plan se ofrecen por la Empresa de forma completamente discrecional.

(3)	La participación del Beneficiario en el Plan es voluntaria.

(4)	Ni la Empresa ni sus affiliados son responsables por una reducción del valor de las Unidades de Acciones Restringidas y/o acciones emitidas bajo el Plan.

Reconocimiento de la Legislación Laboral y Declaración de la Política. Al aceptar el otorgamiento de las Unidades de Acciones Restringidas, el Beneficiario expresamente reconoce que Tupperware Brands Corporation, con domicilio ubicado en 14901 S. Orange Blossom Trail, Orlando, Florida, 32837, U.S.A., es el único responsable de la administración del Plan y que la participación del Beneficiario en el Plan y compra de acciones no constituye una relación de trabajo entre el Beneficiario y la Empresa, toda vez que la participación del Beneficiario en el Plan es de carácter comercial y el único patrón del Beneficiario es Dart, S.A. de C.V. (“Tupperware-México”) or House of Fuller S. de R.L. de C.V. (“Fuller-Mexico”) Derivado de lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que el Beneficiario obtenga por la participación en el Plan no establecen derecho alguno entre el Beneficiario y el Patrón, Tupperware-México or Fuller-Mexico, y no forman parte de las condiciones de los servicios del Beneficiario y/o las prestaciones otorgadas por Tupperware-México or Fuller-Mexico y cualquier modificación del Plan o su terminación no constituyen un cambio o impedimento de los términos y condiciones del servicio del Beneficiario.

Asimismo, el Beneficiario reconoce que su participación en el Plan es el resultado de una decisión unilateral y discrecional por parte de la Empresa, por lo que, la Empresa se reserva el derecho absoluto de modificar y/o dar por terminada la participación del Beneficiario en el Plan en cualquier tiempo, sin responsabilidad alguna hacia el Beneficiario.

Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que ejercitar en contra de la Empresa por cualquier daño o perjuicio en relación a las disposiciones del Plan o los beneficios establecidos en el mismo, por lo que, el Beneficiario otorga el finiquito más amplio que en derecho proceda a la Empresa, sus accionistas, funcionarios, agentes o representantes legales y affiliados en relación a cualquier demanda que pudiera surgir.

NETHERLANDS

NOTIFICATIONS

Securities Law Notification. Grantee should be aware of Dutch insider-trading rules, which may impact the sale of Shares acquired under the Plan. In particular, Grantee may be prohibited from effectuating certain transactions if Grantee has inside information regarding Tupperware.

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By accepting the Award and participating in the Plan, Grantee acknowledges having read and understood this Securities Law Notification and further acknowledges that it is Grantee’s responsibility to comply with the following Dutch insider-trading rules:

Under Article 46 of the Act on the Supervision of the Securities Trade 1985, anyone in possession of “inside information” related to Tupperware is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of a detail concerning the issuer to which the securities relate that is not public and that, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.

Given the broad scope of the definition of inside information, certain employees of Tupperware working at a subsidiary of affiliate of Tupperware in the Netherlands (including persons eligible to participate in the Plan) may possess inside information and, thus, would be prohibited from effectuating transactions in securities in the Netherlands at a time when in possession of such inside information.

PHILIPPINES

TERMS AND CONDITIONS

Restricted Stock Units Settled in Cash. Due to exchange control regulations, Awards will be settled in cash and Grantee will not be issued Shares.

POLAND

NOTIFICATIONS

Exchange Control Information. If Grantee holds foreign securities (including Shares) and maintains accounts abroad, Grantee may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds €10,000, Grantee must file reports on the transactions and balances of the accounts on a quarterly basis by the 20th day of the month following the end of each quarter and an annual report by no later than January of the following calendar year. Such reports are filed on special forms available on the website of National Bank of Poland: www.nbp.pl.

PORTUGAL

Notifications

Exchange Control Information. If Grantee receives Shares upon vesting of the Award, the acquisition of such shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on Grantee’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, Grantee is responsible for submitting the report to the Banco de Portugal.

RUSSIA

TERMS AND CONDITIONS

U.S. Transaction. Grantee understands that the Restricted Stock Units shall be valid and the Agreement, including this Appendix, shall be concluded and become effective only when Grantee’s acceptance of the same is received by Tupperware in the United States. Upon vesting of the Award, any Shares issued to Grantee shall be delivered through a bank or brokerage account established in the United States.

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NOTIFICATIONS

Exchange Control Information. Under current exchange control regulations, within a reasonably short time after sale of the Shares acquired under the Plan, Grantee must repatriate the sale proceeds to Russia. Such sale proceeds must be initially credited to Grantee through a foreign currency account at an authorized bank in Russia. Thereafter, said proceeds may be further remitted to foreign banks in accordance with Russian exchange control laws.

Grantee is advised to consult his or her personal legal advisor before remitting sale proceeds into Russian as exchange control requirements may change.

SOUTH AFRICA

Taxes. The following provision supplements Section 5 of the Agreement:

By accepting the Award, Grantee agrees that, immediately upon vesting and settlement of the Restricted Stock Units, Grantee will notify the Employer of the amount of any gain realized. If Grantee fails to advise the Employer of the gain realized, Grantee may be liable for a fine. Grantee will be solely responsible for paying any difference between the actual liability for Tax-Related Items and the amount withheld.

NOTIFICATIONS

Exchange Control Information. Because no transfer of funds from South Africa is required pursuant to the Awards, no filing or reporting requirements should apply when the Award is granted or if and when Shares are issued upon vesting and settlement of the Award. However, because exchange control regulations are subject to frequent change, sometimes without notice, Grantee is advised to consult his or her personal legal advisor prior to vesting and settlement of the Award to ensure compliance with current regulations. Grantee is solely responsible for ensuring compliance with all exchange control laws in South Africa.

SOUTH KOREA

NOTIFICATIONS

Exchange Control Information. If Grantee realizes US$500,000 or more from the sale of Shares, Korean exchange control laws require Grantee to repatriate the proceeds to South Korea within 18 months of the sale.

SPAIN

TERMS AND CONDITIONS

Nature of Grant. The following provision supplements Section 9 of the Agreement:

By accepting the Award, Grantee consents to participation in the Plan and acknowledges having received a copy of the Plan.

Grantee understands that Tupperware has unilaterally, gratuitously and in its sole discretion decided to grant an Award under the Plan to individuals throughout the world who may be employees of Tupperware or a subsidiary or affiliate of Tupperware. The decision is a limited decision entered into upon the express assumption and condition that any Award will not economically or otherwise bind Tupperware or any subsidiary or affiliate of Tupperware on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, Grantee understands that the Award is given on the assumption and condition that the Restricted Stock Units shall not become a part of any employment contract (either with Tupperware or with any subsidiary or affiliate of Tupperware) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any

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gratuitous and discretionary Award since the future value of the Restricted Stock Units and the underlying Shares is unknown and unpredictable. In addition, Grantee understands that this Award would not be made but for the assumptions and conditions referred to above; thus, Grantee understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, any Award or right to Restricted Stock Units shall be null and avoid.

NOTIFICATIONS

Exchange Control Information. When receiving foreign currency payments derived from the ownership of the Shares (i.e., dividends or sale proceeds), Grantee must inform the financial institution receiving the payment of the basis upon which such payment is made. Grantee will need to provide the institution the following information: (i) Grantee’s name, address and fiscal identification number; (ii) the name and corporate domicile of Tupperware; (iii) the amount of the payment and the currency used; (iv) the county of origin; (v) the reasons for the payment; and (vi) further information that may be required.

If Grantee acquires Shares under the Plan and wishes to import the ownership title of the Shares (i.e., stock certificates) into Spain, Grantee must declare the importation of such securities to the Direccion General de Política Comercial y de Inversiones Extranjeras (“DGPCIE”).

SWITZERLAND

NOTIFICATIONS

Securities Law Notification. The Award is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland.

THAILAND

NOTIFICATIONS

Exchange Control Information. When Grantee sells the Shares issued upon vesting and settlement of the Award, Grantee must repatriate all cash proceeds to Thailand and then convert such proceeds to Thai Baht within 360 days of repatriation. If the amount of proceeds is US$20,000 or more, Grantee must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If Grantee fails to comply with the above obligations, he or she may be subject to penalties assessed by the Bank of Thailand. Grantee should consult his or her personal legal advisor before taking any action with respect to inward remittance of proceeds from the sale of the Shares. Grantee is solely responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

There are no country-specific provisions.

UNITED KINGDOM

TERMS AND CONDITIONS

Taxes. The following provisions supplement Section 5 of the Agreement:

Tax Acknowledgment. Grantee agrees that if Grantee does not pay or the Employer or Tupperware does not withhold from Grantee the full amount of Tax-Related Items that Grantee owes in connection the vesting of Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by

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Grantee to the Employer, effective 90 days after the Taxable Event. Grantee agrees that the loan will bear interest at the official rate of HM Revenue and Customs (“HMRC”) and will be immediately due and repayable by Grantee, and Tupperware and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Grantee by the Employer, by withholding in Shares issued at vesting the Restricted Stock Units or from the cash proceeds from the sale of such Shares or by demanding cash or a cheque from Grantee.

Notwithstanding the foregoing, if Grantee is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Grantee is an officer and Tax-Related Items are not collected from or paid by Grantee within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to Grantee on which additional income tax and National Insurance contributions may be payable. Grantee acknowledges that Tupperware or the Employer may recover any such additional income tax and National Insurance contributions at any time thereafter by any of the means referred to above in Section 6 of the Agreement. Grantee also authorizes Tupperware to withhold the transfer of any Shares unless and until the loan is repaid in full.

National Insurance Contributions Acknowledgment. Grantee agrees to accept any liability for secondary Class 1 National Insurance contributions (“Employer NICs”) which may be payable by Tupperware or the Employer with respect to the acquisition of Shares pursuant to the vesting the Restricted Stock Units or other Taxable Event in connection with the Restricted Stock Units, and it is a condition of vesting and delivery of Shares that this agreement to bear the Employer NICs is in force on the date of vesting. Without limitation to the above, Grantee agrees to execute a joint election with Tupperware and/or the Employer (the “Election”), the form of such Election being formally approved by HMRC, and any other consents or elections required to accomplish the transfer of the Employer NICs to Grantee. Grantee further agrees to execute such other joint elections as may be required between Grantee and any successor to Tupperware and/or the Employer. Grantee agrees to enter into an Election prior to the vesting of any Restricted Stock Units.

URUGUAY

There are no country-specific terms and conditions.

VENEZUELA

NOTIFICATIONS

Exchange Control Information. Grantee is advised to consult his or her personal legal advisor prior to vesting and settlement of the Award to ensure compliance with applicable exchange control regulations in Venezuela, as such regulations are subject to frequent change. Grantee is solely responsible for ensuring compliance with all exchange control laws in Venezuela.

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TUPPERWARE BRANDS CORPORATION

2006 INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

1. Stock Appreciation Right Grant. Tupperware Brands Corporation, a Delaware corporation (“Tupperware”), pursuant to the Tupperware Brands Corporation 2006 Incentive Plan (the “Plan”), a copy of which is available online at www-us.computershare.com/employee or by requesting a copy from the Corporate Secretary’s Office, hereby grants to the Grantee as of the Date of Grant a Stock Appreciation Right (the “SAR”) to receive from Tupperware an amount of cash equal to the increase in value of a number of shares of the common stock of Tupperware, $0.01 par value (“Common Stock”) over the value of such shares as of the Date of Grant, all as specifically indicated on the grant offered to you online through the Computershare website. The SAR is exercisable in accordance with the terms and conditions of this Agreement and the Plan. The Grantee shall execute this Agreement by accepting it online at www-us.computershare.com/employee. If Tupperware determines that any agreement from the Grantee is appropriate in order to comply with any listing, registration or other legal requirement, the Grantee shall execute and deliver such agreement to Tupperware. All determinations and interpretations made by Tupperware in connection with any question arising under this Agreement or the Plan are binding and conclusive upon the Grantee or his or her legal representative. If there is any conflict between the provisions of this Agreement and the Plan, the Plan shall control. Capitalized terms used and not defined in this Agreement have the meanings given to them in the Plan.

2. Term and Exercise Period. The SAR becomes exercisable as set forth in your online grant. Any portion of the SAR which becomes exercisable continues to be exercisable, until exercised, during the SAR Term, except as stated below. No delays in the exercise of an SAR are permissible. The SAR Term means the period which begins on the date the Exercise Rights Begin and ends on the date the SAR Term Expires, except as may otherwise be set forth in this Agreement and your online grant.

3. Exercise Procedure. To exercise the SAR, the Grantee shall deliver a notice to Tupperware, or its agent at Computershare, specifying the number of SARs to be exercised. The date of exercise shall be the date on which such notice is received by Tupperware or its agent. The Grantee may exercise the SAR on the web by logging onto www-us.computershare.com/employee or by calling 1-800-599-8413 in the United States, Puerto Rico or Canada or +1-732-491-4325 when outside of the United States.

4. Delivery of Settlement Amount or Common Stock. Upon any exercise of the SAR, and subject to the payment of the required tax withholding amount under Section 5 of this Agreement, Tupperware shall promptly deliver to the Grantee either (a) an amount of cash equal to the amount (the “Excess Value”) by which the Fair Market Value of the shares of Common Stock subject to the SAR on the date of exercise exceeds the value of the shares of Common Stock subject to the SAR on the date of grant, or (b) if the Committee so determines, a number of whole shares of Common Stock in book entry form equal to but not exceeding the Excess Value as of the date of exercise, and cash in such amount as necessary to equal the remaining amount of the Excess Value. The shares shall be registered in the name of the Grantee

5. Taxes. The Grantee shall review with the Grantee’s own tax advisors the federal, state, local and/or foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee shall rely solely on such advisors and not on any statements or representations of Tupperware or any of its agents. Regardless of any action Tupperware or Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Grantee’s responsibility and that Tupperware and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR grant, including the grant, vesting or exercise of the SAR, the subsequent sale of shares of Common Stock acquired pursuant to such exercise; and (2) do not commit to structure the terms of the grant or any aspect of the SAR to reduce or eliminate Grantee’s liability for Tax-Related Items. Prior to exercise of the SAR, Grantee will pay or make adequate arrangements satisfactory to Tupperware and/or the Employer to satisfy all withholding and payment on account obligations of Tupperware and/or the Employer. In this regard, Grantee authorizes Tupperware and/or the Employer to withhold all applicable Tax-Related Items legally payable by Grantee from his or her wages or other cash compensation paid to Grantee by Tupperware and/or the Employer or from proceeds of the exercise of the SAR. Alternatively, or in addition, if permissible under local law, Tupperware may (1) sell or arrange for the sale of shares of Common Stock that Grantee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that Tupperware only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. Finally, Grantee will pay to Tupperware or the Employer any amount of Tax-Related Items that Tupperware or the Employer may be required to withhold as a result of Grantee’s participation in the Plan or Grantee’s purchase of shares of Common Stock that cannot be satisfied by the means previously described. Tupperware may refuse to honor the exercise and refuse to deliver the shares of cash or Common Stock if Grantee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

6. Impact of Certain Events. Upon the Grantee’s death, Disability, retirement or termination, or upon a Change of Control, the Grantee shall have such modified rights of vesting and exercisability as set forth below:

(a) Death: If the Grantee’s employment terminates by reason of death, the SAR shall become immediately and fully exercisable and may thereafter be exercised by the estate of the Grantee for a period of three years from the date of such death; provided, however, that if the Grantee is at least sixty years of age at the time of death and has fifteen years service with the Company, the SAR may thereafter be exercised by the estate of the Grantee for a period of six years from the date of such death. In no event, however, may the SAR be exercisable beyond the end of the SAR Term. Notwithstanding any provision herein to the contrary, if the Grantee dies after termination of the Grantee’s employment, the SAR may thereafter be exercised, to the extent the SAR was exercisable as of the date of such death, for a period that expires on the earliest of (i) the first anniversary of the date of such death, (ii) the last date on which the Grantee would have been entitled to exercise the SAR had the Grantee not died or (iii) the end of the SAR Term; provided, however, that if the Grantee had retired from the Company prior to the date of death, the estate of the Grantee shall continue to have the benefit of the vesting and exercisability benefits specified by the provisions governing retirement as set forth below.

(b) Disability: If the Grantee’s employment terminates by reason of Disability, the SAR, if not fully vested and exercisable as of the date of such termination, shall continue to vest according to the SAR’s stated vesting schedule and may thereafter be exercised by the Grantee, to the extent it was exercisable at the time of termination or thereafter becomes exercisable, or on such accelerated basis as the Committee may determine, for a period of three years from the date of such termination of employment or until the end of the SAR Term, whichever period is the shorter; provided, however, that if the Grantee dies within such period, the SAR shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the SAR Term, whichever period is the shortest.

(c) Retirement: If the Grantee’s employment terminates by reason of retirement, the following vesting and exercisability terms will apply. The Grantee shall be deemed to have terminated employment by reason of retirement if the Grantee has attained age and years of service requirements set forth below, has given due notice (as determined by the Committee), and has entered into an agreement, the form and content of which shall be specified by the Committee, not to compete with the Company and its Affiliates for a period of one year following such retirement. In no event, however, may the SAR be exercisable after the end of the SAR Term.

Age at Retirement	Minimum Years of Service with Company	Years of Continued Vesting Following Retirement	Years of Continued Exercisability Following Retirement
55 or more	10	1	2
60 or more	15	6	6

Notwithstanding the foregoing, if the Grantee dies within such period of continued exercisability, the SAR shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the end of the SAR Term, whichever period is the shortest.

(d) Termination for Cause: Unless otherwise determined by the Committee, if the Grantee incurs a termination of employment for Cause, the SAR shall thereupon terminate.

(e) Other Termination: If the Grantee incurs a voluntary termination of employment, the SAR, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of thirty days from the date of such termination of employment or until the end of the SAR Term. If the Grantee incurs a termination of employment by the Company, other than by reason of retirement, Disability or Cause, the SAR, to the extent it is then exercisable, or becomes exercisable during the one-year period following termination of employment by the Company, or on such accelerated basis as the Committee may determine, may be exercised at any time from the date of vesting until the first anniversary of the date of such termination of employment or, if sooner, the end of the SAR Term; provided, however, that if the Grantee dies within such period of post-termination exercisability, the SAR shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the SAR Term, whichever period is the shortest. Notwithstanding the foregoing, if a Grantee incurs a termination of employment after a Change of Control, the SAR shall remain exercisable, to the extent it was exercisable immediately before such termination, through the end of the SAR Term.

7. Data Transfer and Privacy. To administer this Plan, the Grantee must provide Tupperware with personal data to identify him or her, including name and address. The personal data will be transferred to Tupperware’s U.S. headquarters in Orlando, Florida, and processed there. During each of these steps, Tupperware treats personal data with care to ensure its privacy and ensure that any outside vendors do the same. For European Union residents, the data is treated in accordance with Tupperware’s European Union Data Transfer Policy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, and Tupperware and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan. Grantee understands that Tupperware and the Employer may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Tupperware, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan (such as Computershare in Edison, New Jersey), that these recipients may be located in Grantee’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Grantee’s local human resources representative. Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Grantee may elect to deposit any shares of stock acquired upon exercise of the SAR. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Grantee’s local human resources representative. Grantee understands, however, that refusing or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

8. Recovery of Award. In the event of any restatement of Tupperware’s financials statements (“Restatement”) resulting from the error, omission, fraud or other misconduct of an Grantee, any previous delivery of common stock of Tupperware, or a grant of a SAR which was made to the Grantee, shall be subject to recovery and/or cancellation by Tupperware as the Compensation and Management Development Committee (the “Committee”) of the Board of Directors, in its sole discretion, shall in good faith determine. Tupperware may recover all or a portion of any award made to the Grantee with respect to a fiscal year of Tupperware when the financial results of a Restatement negatively affect the financial statements of Tupperware. The Committee may determine: (i) the amount to be recovered and/or cancelled; (ii) to recover different amounts from different Grantees or different classes of Grantees on such basis as it deems appropriate; (iii) whether to seek repayment from a Grantee or to reduce an amount otherwise payable to a Grantee under any compensation, plan, program or arrangement maintained by Tupperware, including the use of set off, subject to applicable law; (iv) the valuation of any shares of common stock determined to be withheld from a Grantee in connection with such an action; and (v) whether to cancel outstanding SARs in connection with such an action and the valuation thereof for such purpose.

9. Nature of Grant. In accepting the grant, Grantee acknowledges that:

(1) the Plan is established voluntarily by Tupperware, it is discretionary in nature and it may be modified, amended, suspended or terminated by Tupperware at any time, unless otherwise provided in the Plan and this Agreement;

(2) the grant of the SAR is voluntary and occasional and does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs, even if SARs have been granted repeatedly in the past;

(3) all decisions with respect to future SAR grants, if any, will be at the sole discretion of Tupperware;

(4) the Grantee’s participation in the Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Grantee’s employment relationship at any time with or without cause;

(5) the Grantee is voluntarily participating in the Plan;

(6) the SAR is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Tupperware or the Employer, and which is outside the scope of Grantee’s employment contract, if any;

(7) the SAR is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Tupperware or the Employer;

(8) in the event that Grantee is not an employee of Tupperware, the SAR grant will not be interpreted to form an employment contract or relationship with Tupperware; and furthermore, the SAR grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of Tupperware;

(9) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(10) if the underlying shares of Common Stock do not increase in value, the SAR will have no value;

(11) if Grantee exercises his or her SAR and obtain shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the exercise price; and

(12) in consideration of the grant of the SAR, no claim or entitlement to compensation or damages shall arise from termination of the SAR or diminution in value of the SAR or shares of Common Stock purchased through exercise of the SAR resulting from termination of Grantee’s employment by Tupperware or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Grantee irrevocably releases Tupperware and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Grantee will be deemed irrevocably to have waived his or her entitlement to pursue such claim.

10. Governing Law. The SAR grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Florida, as provided in the Plan.

11. Electronic Delivery. Tupperware may, in its sole discretion, decide to deliver any documents related to the SAR granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by Tupperware or another third party designated by Tupperware.

12. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13. Notices. All notices hereunder to Tupperware shall be delivered or mailed to the Corporate Secretary of Tupperware at its headquarters office. All notices hereunder to the Grantee shall be delivered in writing either electronically or mailed to the Grantee’s address as indicated on your online Computershare account, unless the Grantee notifies Tupperware in writing of a change of address at hrorl@tupperware.com.

The parties confirm this Agreement effective as of the Date of Grant and have executed it on the date it was accepted online.

Tupperware Brands Corporation

Thomas M. Roehlk

Executive Vice President,

Chief Legal Officer and Secretary

TUPPERWARE BRANDS CORPORATION

DIRECTOR STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

Section 1. Grant of Restricted Share Units

1.1. Grant of Restricted Share Units. In consideration of the Grantee’s agreement to provide directorship to Tupperware Brands Corporation (the “Company”), and for other good and valuable consideration, as of the date of grant the Committee irrevocably granted to the Grantee a number of Restricted Stock Units in the common stock of the Company as specifically indicated on the grant offered to the Grantee online through the Computershare website at www-us.computershare.com/employee, subject to the conditions described in Section 2 as well as the other provisions of this Restricted Stock Unit Agreement and the terms of the Plan.

1.2. Adjustments in Restricted Share Units. The Committee shall make adjustments with respect to this Restricted Share Units grant in accordance with the provisions of Section 16 of the Plan.

Section 2. Vesting and Forfeiture

2.1 Vesting of Restricted Stock Units. Restricted Stock Units awarded under this Restricted Stock Unit Agreement shall vest on the date set forth in the grant, except that such Restricted Stock Units shall vest earlier than such date upon (a) the death of the Grantee, (b) a Change in Control as such term is defined in Section 13 of the Plan, or (c) upon a determination by the Committee which does not trigger the penalties and consequences of Section 409A of the Internal Revenue Code.

2.2 Forfeiture of Restricted Stock Units. In the event that a Grantee’s service as a Director of the Company terminates for any reason, any Restricted Stock Units that have not vested shall be forfeited immediately and the Grantee shall have no further rights in such Restricted Stock Units.

Section 3. Payment under Restricted Stock Units and Elections To Defer

3.1. Timing of Payment under Restricted Stock Units. Subject to the Grantee’s election under Section 3.3, Restricted Stock Units shall be paid in accordance with the following:

(a)	To the extent Restricted Stock Units vest under Section 2.1, such Restricted Stock Units shall be paid upon vesting within 10 business days, unless payment has been deferred pursuant to an election under Section 3.3 below.

3.2. Form of Payment. Vested Restricted Stock Units shall be paid in the form of shares of Common Stock, via direct book entry registration with the Company’s stock transfer agent.

3.3. Election to Defer Payment.

(a)	Subject to Section 3.3(b), the Grantee may irrevocably elect to defer payment of Common Stock under Section 3.1 to either: (i) the date of the Grantee’s termination of directorship; or (ii) a date specified by the Grantee, by completing an election form provided by the Company. Grantee shall also specify whether payment will be in a lump-sum or installments.

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(b)	The Grantee’s election under paragraph (a) above shall be made in such manner and at such time as required by the Company and shall apply to all Restricted Stock Units granted hereunder and shall comply with all requirements under Section 409A of the Internal Revenue Code. A Grantee may elect to defer payment provided that the Grantee shall have delivered to the Company prior to December 31 of the calendar year preceding the calendar year in which such Restricted Stock Units are granted a notice in writing advising of the Grantee’s election to defer such payment of such Restricted Stock Units. Notwithstanding the preceding sentence, a Grantee may elect to defer payment, on or before the 30th day after the effective date of this Restricted Stock Unit Agreement, only with respect to those Restricted Stock Units which are scheduled to vest not less than 12 months from the date of making such election. The Grantee acknowledges that neither the Company nor the Committee makes any assurances as to the tax consequences of such election, nor that such election will not result in adverse tax consequences under Section 409A of the Internal Revenue Code, and the Grantee is encouraged to obtain independent tax advice.

(c)	If the Grantee elects to defer payment to a specific date and in a specified form under paragraph (a) above and the Grantee should die prior to such specified date, then payment of the Grantee’s vested Restricted Stock Units shall be paid in a lump-sum upon death to the Grantee’s designated beneficiary and if the Grantee has not designated a beneficiary then to the Grantee’s estate.

(d)	In the event that a Change in Control as defined in Section 13 of the Plan has occurred but does not constitute a change in control as defined in Section 409A of the Internal Revenue Code, then payment of the Restricted Stock Units in the instance of a change in control shall not occur in accordance with the deferral election of the Grantee so as to trigger the adverse tax consequences of Section 409A of the Internal Revenue Code. In such event, the Restricted Stock Units shall be converted into a dollar amount equal to the total number of Restricted Stock Units specified in this Restricted Stock Unit Agreement times the price per share of a share of Common Stock in the change in control , and such dollar amount shall continue to be deferred pursuant to the Grantee’s deferral election and earn interest at the prevailing LIBOR interest rate on the date of the change in control at JP Morgan Chase Bank or any successor thereto, plus 200 basis points, compounded annually.

3.4 Dividend Equivalent Payments. The Grantee shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to dividends paid on the Common Stock, paid concurrently at such time as dividends are paid on the Common Stock.

Section 4. Other Provisions

4.1. Administration. The Committee shall have the power to interpret the Plan and this Restricted Stock Unit Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend, or revoke any such rules.

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All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Stock Units. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Restricted Stock Unit Agreement.

4.2. Restricted Stock Units Not Transferable. Neither the Restricted Stock Units nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Restricted Stock Units have been issued, and all restrictions applicable to such shares have lapsed. Neither the Restricted Stock Units nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

4.3. Shares to Be Reserved. The Company shall at all times during the term of the Restricted Stock Units reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Restricted Stock Unit Agreement.

4.4. Notices. Any notice to be given under the terms of this Restricted Stock Unit Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.5. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Restricted Stock Unit Agreement.

4.6. Construction. This Restricted Stock Unit Agreement shall be administered, interpreted, and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

4.7. Severability. In the event that any provision of this Restricted Stock Unit Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Stock Unit Agreement and this Restricted Stock Unit Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

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4.8. Conformity to Securities Laws. The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Restricted Stock Unit Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.9. Withholding of Taxes. Company shall have the right to (i) make deductions from the number of shares of Common Stock or cash otherwise deliverable to the Grantee under this Restricted Stock Unit Agreement in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law provided; that, such amount shall not exceed the applicable minimum statutory withholding requirements, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

4.10. Electronic Delivery and Electronic Signature. Grantee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports, and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

4.11. Inconsistencies between Plan Terms and Terms of Restricted Stock Unit Agreement. If there is any inconsistency between the terms of this Restricted Stock Unit Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Restricted Stock Unit Agreement.

4.12 Amendments. This Restricted Stock Unit Agreement and the Plan may be amended without the consent of the Grantee provided that such amendment would not impair any rights of the Grantee under this Restricted Stock Unit Agreement. No amendment of this Restricted Stock Unit Agreement shall, without the consent of the Grantee, impair any rights of the Grantee under this Restricted Stock Unit Agreement.

The parties confirm this Agreement effective as of the Date of Grant and have executed it on the date it was accepted online.

Tupperware Brands Corporation

Thomas M. Roehlk

Executive Vice President,

Chief Legal Officer & Secretary

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